EXHIBIT 23.3

                            CONSENT OF VAN DORN & BOSSI



                            CONSENT OF VAN DORN & BOSSI
                      INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




  We consent to the inclusion in the post-effective amendment to registration statement on Form SB-2 of Mentor Capital Consultants, Inc. (a development stage enterprise), relating to the registration of 4,296,000 shares of common stock and 2,196,000 warrants, of our report, dated January 10, 2001, on the balance sheet of Mentor Capital Consultants, Inc. as of December 31, 2000, and the related statements of operations, stockholders' equity, and cash flows for the period from March 13, 2000 (inception) to December 31, 2000. We also consent to the references to us under the captions "Prospectus Summary - Summary Financial Data," "Selected - Financial Data" and "Experts" in the prospectus.


/s/ VAN DORN & BOSSI
_____________________
VAN DORN & BOSSI

Boulder, Colorado
April 30, 2002